Exhibit 10.36

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

SECOND AMENDED AND RESTATED

SHAREHOLDER AGREEMENT

COMPACT PARTICLE ACCELERATION CORPORATION

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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9.16	Dispute Resolution	27

9.17	Costs of Enforcement	27

9.18	Aggregation of Stock	28

9.19	Spousal Consent	28

9.20	Public Announcement	28

iii

AMENDED AND RESTATED

SHAREHOLDER AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDER AGREEMENT (this “Agreement”), is made and entered into as of the 20th day of April, 2012, by and among Compact Particle Acceleration Corporation, a Wisconsin corporation (the “Company”), Accuray Incorporated, a Delaware corporation (“Accuray”), TomoTherapy Incorporated, a Wisconsin corporation and wholly owned subsidiary of Accuray (“TomoTherapy”), each holder of the Company’s Series A Common Stock, $0.001 par value per share (“Series A Common Stock”), listed on Schedule A (each a “Series A Holder” and collectively, the “Series A Holders”), each holder of Series B Common Stock, $0.001 par value per share (“Series B Common Stock” and, together with the Series A Common Stock and all other common stock as described in the Articles (as defined below), the “Common Stock”), listed on Schedule B (each a “Series B Holder” and collectively, the “Series B Holders”), each holder of the Company’s Series A Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), listed on Schedule C (each a “Series A Preferred Holder” and collectively, the “Series A Preferred Holders”), and each holder of the Company’s Series A-1 Preferred Stock, $0.001 par value per share (“Series A-1 Preferred Stock”), listed on Schedule D (each a “Series A-1 Preferred Holder” and collectively, the “Series A-1 Preferred Holders”).  The Series A Holders, the Series B Holders, the Series A Preferred Holders, and the Series A-1 Preferred Holders together with any subsequent investors or transferees who become parties hereto pursuant to Sections 9.1 or 9.2 below, are referred to herein each as a “Shareholder” and collectively as the “Shareholders”.  This Agreement amends and restates that certain Amended and Restated Shareholder Agreement, dated as of September 10, 2008 (the “Prior Agreement”),  Capitalized terms not otherwise defined herein have the meanings attributed to them in Exhibit A, which is incorporated herein by reference.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Investors are entering into a Preferred Stock and Warrant Purchase Agreement (as amended, restated, and otherwise modified from time to time, the “Purchase Agreement”) providing for the sale and issuance of shares of the Company’s Series A Preferred Stock and Series A-1 Preferred Stock (collectively, “Series A Preferred Stock”) and warrants to purchase Series B Common Stock;

WHEREAS, the parties to the Prior Agreement desire to amend and restate that agreement to provide those Shareholders purchasing shares of the Company’s Series A Preferred Stock with the right, among other rights, to designate and elect certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement;

WHEREAS, the parties also desire to enter into this Agreement for the purpose of regulating certain aspects of the Shareholders’ relationships with regard to the Company, the right, among other rights, to designate the election of certain members of the Board, and certain restrictions on, and rights and obligations with respect to, the Common Stock and Series A Preferred Stock owned by the Shareholders; and

WHEREAS, to induce Accuray to acquire the Series A Preferred Stock and to enter into this Agreement, the Purchase Agreement and the other agreements contemplated hereby and thereby and in consideration of the mutual covenants set forth herein and therein, the Company and the Shareholders wish to grant Accuray a contingent acquisition right, on the terms and subject to the conditions set forth in this Agreement, to acquire the Company in accordance with the provisions of Section 5.

NOW, THEREFORE, the parties agree as follows:

1.                                      Voting Provisions Regarding Board.

1.1                               Size of the Board.  Subject to the provisions of Section 5.10, each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be five (5) directors.

1.2                               Board Composition.  Subject to the provisions of Section 5.10, each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board:

(a)                                 So long as shares of Series A Common Stock remain outstanding, one individual designated by the holders of a majority of the Series A Common Stock then outstanding (the “Series A Director”);

(b)                                 One individual designated by the holders of a majority of the Series B Common Stock then outstanding (the “Series B Director”);

(c)                                  So long as shares of Series A Preferred Stock remain outstanding, one individual designated by the holders of a majority of the Series A Preferred Stock then outstanding and, so long as shares of Series A Preferred Stock are owned by Accuray or TomoTherapy, one individual designated by Accuray (collectively, the “Series A Preferred Directors”); and

(d)                                 One individual, or in the absence of the designation of two Series A Preferred Directors pursuant to Section 1.2(c), two individuals, designated by a majority of the following persons: the Series A Director, the Series B Director and the Series A Preferred Director(s).

To the extent that any of clauses (a), (c) or (d) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by the holders of a majority of the Series A Common Stock, Series B Common Stock, Series A Preferred Stock and Series A-1 Preferred then outstanding, voting together as a single class on an as-converted to Common Stock basis.

1.3                               Matters Requiring Certain Directors’ Approval.

(a)                                 The Company hereby covenants and agrees that it shall not, without the approval of the Company’s Board, including at least one Series A Preferred Director and at least one of either the Series A Director or the Series B Director:

(i)                                     make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(ii)                                  guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(iii)                               incur any aggregate indebtedness in excess of $500,000 that is not already included in a budget approved by the Board, other than trade credit incurred in the ordinary course of business;

(iv)                              change the principal business of the Company, enter new lines of business, or exit the current line of business;

(v)                                 sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business or those agreements substantially in place as of the date of the Purchase Agreement or as provided for in Section 5; or

(vi)                              declare or make any dividend or other distribution.

(b)                                 The Company hereby covenants and agrees that it shall not, without the approval of the Company’s Board, prior to such time as the Company has a commercially operational dielectric-wall accelerator (“DWA”) product on the market, accept any deposit or other form of advance payment from any customer or potential customer with respect to a sale or lease of a DWA product.

1.4                               Failure to Designate a Board Member.  In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.5                               Removal of Board Members.  Subject to the provisions of Section 5.10, each Shareholder also agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)                                 no director elected pursuant to Sections 1.2 or 1.4 of this Agreement may be removed from office except as provided in Sections 1.5(c) and (d) below, unless the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b)                                 any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.4 shall be filled pursuant to the provisions of this Section 1;

(c)                                  upon the request of the holders of Shares in an amount which would be entitled to designate a director as provided in Section 1.2 to remove such director, such director shall be removed; and

(d)                                 if a second individual has been designated as a director pursuant to Section 1.2(d) and, subsequently, the holders of a majority of the Series A Preferred Stock elect to designate a second Series A Preferred Director, then such second individual designated as a director pursuant to Section 1.2(d) shall be removed as a director and the individual designated as the second Series A Preferred Director shall fill the vacancy on the Board created by such removal.

All Shareholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of Shareholders for the purpose of electing directors.

1.6                               No Liability for Election of Designated Directors.  No Shareholder, nor any Affiliate of any Shareholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.7                               Other Board Matters.  Each Shareholder shall take such actions as may be necessary, including without limitation, the voting of Shares to ensure that (a) the Board shall meet at least quarterly unless otherwise agreed by a vote of the majority of the Board and (b) the Company will bind directors and officers insurance with a carrier and in an amount satisfactory to the Board.

2.                                      Information Rights of Major Investors.

2.1                               Delivery of Financial Statements.  The Company shall deliver to each Major Investor:

(a)                                 as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of shareholders’ equity as of the end of such year;

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of shareholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)                                  as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of underlying issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete and correct; and

(d)                                 as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of shareholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i)  be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

2.2                               Inspection.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties and discuss the Company’s affairs with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

2.3                               Observation Rights.

(a)                                 Upon written request of a Major Investor, a representative (who is not a Person that the Board determines is, or is an Affiliate of, a competitor of the Company) designated by a Major Investor may attend all meetings of the Board in a nonvoting observer capacity.  Upon written request, the Company shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel; result in disclosure of trade secrets; is deemed by the Board to include competitive or sensitive customer-related matters of the Company; or result in a conflict of interests.  Notwithstanding the foregoing, the provisions of Section 2.3(b) below, and not the provisions of this Section 2.3(a), shall be applicable to Accuray, TomoTherapy or any of their respective Affiliates.

(b)                                 Accuray shall have the right to designate one (1) person as a representative to attend (without restriction) all formal and informal meetings of the Board and any and all committees of the Board in a nonvoting observer capacity.  Any person designated by Accuray as an observer pursuant to this Section 2.3(b) shall be entitled to copies of all notices, minutes, consents, and other materials that the Company provides to its directors at the same time and in the same manner as provided to such directors.  The provisions of this Section 2.3(b) shall be applicable regardless of whether a designee of Accuray is a Series A Preferred Director.

2.4                               Termination of Information and Observation Rights.  The covenants set forth in Sections 2.1, 2.2, and 2.3 shall terminate and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

2.5                               Confidentiality.  Each Shareholder agrees that such Shareholder will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.5 by such Shareholder), (b) is or has been independently developed or conceived by the Shareholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company, provided, however, that a Shareholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any existing Affiliate, partner, member, shareholder or wholly owned subsidiary of such Shareholder in the ordinary course of business, provided that such Shareholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law in the reasonable written opinion of the Shareholder’s legal counsel, provided that the Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.  Notwithstanding the foregoing, each Shareholder agrees that it is restricted from disclosing any such confidential information to any Person that is a competitor of the Company, Accuray or TomoTherapy.  For the avoidance of doubt, the Board shall determine whether such a Person is such a competitor.

3.                                      Rights to Future Stock Issuances.

3.1                               Right of First Offer.  Subject to the terms and conditions of this Section 3.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor in accordance with the following:

(a)                                 The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities).  At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares.  The closing of any sale pursuant to this Section 3.1(b) shall occur on a date designated by the Company that is within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 3.1(c).

(c)                                  If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 3.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 3.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first re-offered to the Major Investors in accordance with this Section 3.1.

(d)                                 The right of first offer in this Section 3.1 shall not be applicable to offers or sales of (i) Exempted Securities; and (ii) shares of Common Stock issued in the IPO.

(e)                                  Notwithstanding any provision hereof to the contrary, in complying with the provisions of this Section 3.1, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities.  Such notice shall describe the type, price, and terms of the New Securities.  Each Major Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Section 3.1(b) before giving effect to the issuance of such New Securities.  The closing of such sale shall occur on a date designated by the Company that is within sixty (60) days of the date notice is given to the Major Investors.

3.2                               Termination.  The covenants set forth in Section 3.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

4.                                      Agreement Among the Company and the Shareholders Regarding Transfers of Shares.

4.1                               Rights of Refusal.

(a)                                 Grant.  Subject to the terms of this Section 4 and Section 5, each Shareholder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of the Shares that are subject to a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee, or pursuant to this Agreement in the absence of any such ascertainable price, terms and conditions.

(b)                                 Notice.  Any Shareholder proposing to make a Proposed Transfer must deliver a Proposed Transfer Notice to the Company not later than ninety (90) days prior to the consummation of such Proposed Transfer.  Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer and the identity of the Prospective Transferee.  To exercise its Right of First Refusal under this Section 4, the Company must deliver an Exercise Notice to the selling Shareholder within fifteen (15) days after delivery of the Proposed Transfer Notice.

(c)                                  Grant of Secondary Refusal Right to the Shareholders.  Subject to the terms of Section 5 below, each Shareholder hereby unconditionally and irrevocably grants to each other Shareholder a Secondary Refusal Right to purchase all or any portion of the Shares not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 4.1(c).  If the Company does not intend to exercise its Right of First Refusal with respect to all Shares subject to a Proposed Transfer, the Company must deliver a Non-exercise Notice to the selling Shareholder and to each other Shareholder to that effect, accompanied by a copy of the Proposed Transfer Notice, no later than thirty (30) days after the selling Shareholder delivers the Proposed Transfer Notice pursuant to Section 4.1(b).  To exercise its Secondary Refusal Right, a Shareholder must deliver an Exercise Notice to the selling Shareholder and the Company within forty (40) days after the Company’s deadline for its delivery of the Non-exercise Notice as provided in the preceding sentence.  Each Shareholder who timely exercises such Shareholder’s Secondary Refusal Right by delivering the Exercise Notice provided for above in this Section 4.1(c) shall have the right to purchase in the Proposed Transfer a pro rata portion of the Shares subject to the Proposed Transfer equal to the product obtained by multiplying (i) the aggregate number of Shares subject to the Proposed Transfer (excluding Shares purchased by the Company pursuant to the Company’s Right of First Refusal) by (ii) a fraction, the numerator of which is the number of Shares owned by such Shareholder immediately before consummation of the Proposed Transfer and the denominator of which is the total number of Shares owned, in the aggregate, by all Shareholders immediately prior to the consummation of the Proposed Transfer.

(d)                                 Undersubscription of Shares.  If options to purchase under this Section 4 have been exercised by the Company and the Shareholders with respect to some but not all of the Shares subject to a Proposed Transfer by the end of the 40-day period specified in the second-to-last sentence of Section 4.1(c) (the “Shareholder Notice Period”), then the Company shall, immediately after the expiration of the Shareholder Notice Period, send written notice (the “Company Undersubscription Notice”) to those Shareholders who fully exercised their Secondary Refusal Right within the Shareholder Notice Period (the “Exercising Shareholders”).  Each Exercising Shareholder shall, subject to the provisions of this Section 4.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed Shares on the terms and conditions set forth in the Proposed Transfer Notice.  To exercise such option, an Exercising Shareholder must deliver an Undersubscription Notice to the selling Shareholder and the Company within ten (10) days after the expiration of the Shareholder Notice Period.  In the event there are two or more such Exercising Shareholders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining Shares available for purchase under this Section 4.1(d) shall be allocated to such Exercising Shareholders pro rata based on the number of Shares such Exercising Shareholders have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any Shares that any such Exercising Shareholder has elected to purchase pursuant to the Company Undersubscription Notice).  If the options to purchase the remaining Shares are exercised in full by the Exercising Shareholders, the

Company shall immediately notify all of the Exercising Shareholders and the selling Shareholder of that fact.

(e)                                  Forfeiture of Rights.  Notwithstanding the foregoing, if the total number of Shares that the Company and the Shareholders have agreed to purchase pursuant to the exercise of the Right of First Refusal and the Secondary Refusal Right, respectively, is less than the total number of Shares subject to the Proposed Transfer, then the Company and the Shareholders shall be deemed to have forfeited any right to purchase such Shares, and the selling Shareholder shall be free to sell all, but not less than all, of such Shares to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favorable to the Proposed Transferee than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement, including without limitation the terms and restrictions set forth in this Section 4; (ii) any future Proposed Transfer shall remain subject to the terms and conditions of this Agreement, including this Section 4; and (iii) such sale shall be consummated within ninety (90) days after receipt of the Proposed Transfer Notice by the Company and, if such sale is not consummated within such ninety (90) day period, such sale shall again become subject to the Right of First Refusal and the Secondary Refusal Right on the terms set forth herein.

(f)                                   Consideration; Closing.  If the consideration proposed to be paid for the Shares subject to a Proposed Transfer is in property, services or other non-cash consideration, the Company or such Shareholder may pay the cash value equivalent thereof, as determined in good faith by the Company and as set forth in its Exercise Notice.  If the Proposed Transfer is involuntary or by operation of law, the purchase price to be paid by the Company and the purchasing Shareholders hereunder shall be equal to appraised value for the Shares being transferred, as determined by an appraiser selected by those purchasing a majority of the Shares being purchased.  The closing of the purchase by the Company and/or the Shareholders of Shares subject to a Proposed Transfer pursuant to this Section 4 shall take place, and all payments from the Company and the Shareholders shall have been delivered to the selling Shareholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) ninety (90) days after delivery of the Proposed Transfer Notice.

(g)                                  Prohibited Transferees.  Notwithstanding the foregoing, and subject to the provisions of Section 5, no Shareholder shall transfer any Shares to any Person that, in the determination of the Board directly or indirectly competes with the Company.

4.2                               Right of Co-Sale.

(a)                                 Exercise of Right.  If any Shares subject to a Proposed Transfer are not purchased pursuant to Section 4.1 above and thereafter are to be sold to a Prospective Transferee, each respective Shareholder may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Transfer as set forth in Section 4.2(b) below and otherwise on the same terms and conditions specified in the Proposed Transfer Notice.  Each Shareholder who desires to exercise its Right of Co-Sale must give the selling Shareholder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Shareholder shall be deemed to have effectively exercised the Right of Co-Sale.

(b)                                 Shares Includable.  Each Shareholder who timely exercises such Shareholder’s Right of Co-Sale by delivering the written notice provided for above in Section 4.2(a) may include in the Proposed Transfer (i) if the Proposed Transfer is a transfer of Common Stock, all or any part of the shares of Common Stock held by such Shareholder (including shares issuable upon conversion of Series A Preferred Stock) equal to the Pro Rata Amount (as defined below) or (ii) if the Proposed Transfer is a transfer of Series A Preferred Stock, all or any part of the shares of Series A Preferred Stock (if any) held by such Shareholder equal to the Pro Rata Amount (as defined below).  For purposes of this Agreement, “Pro Rata Amount” shall equal to the product obtained by multiplying (i) the aggregate number of Shares subject to the Proposed Transfer (excluding Shares purchased by the Company or the Shareholders pursuant to the Right of First Refusal or Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of Shares owned by such Shareholder immediately before consummation of the Proposed Transfer (including any shares that such Shareholder has agreed to purchase pursuant to the Secondary Refusal Right) and the denominator of which is the total number of Shares owned, in the aggregate, by all Shareholders immediately prior to the consummation of the Proposed Transfer (including any shares that all Shareholders have collectively agreed to purchase pursuant to the Secondary Refusal Right).

(c)                                  Delivery of Certificates.  Each Shareholder shall effect its participation in the Proposed Transfer by delivering to the transferring Shareholder, no later than fifteen (15) days after such Shareholder’s exercise of the Right of Co-Sale, one or more stock certificates, properly endorsed for transfer to the Prospective Transferee, representing the number of Shares that such Shareholder elects to include in the Proposed Transfer.

(d)                                 Purchase Agreement.  The parties hereby agree that the terms and conditions of any sale pursuant to this Section 4.2 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 4.2.

(e)                                  Deliveries.  Each stock certificate a Shareholder delivers to the selling Shareholder pursuant to Section 4.2(c) above will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the selling Shareholder shall concurrently therewith remit or direct payment to each Shareholder the portion of the sale proceeds to which such Shareholder is entitled by reason of its participation in such sale.  If any Prospective Transferee refuses to purchase securities subject to the Right of Co-Sale from any Shareholder exercising its Right of Co-Sale hereunder, no Shareholder may sell any Shares to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Shareholder purchases all securities subject to the Right of Co-Sale from such Shareholder on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice.

(f)                                   Additional Compliance.  If any Proposed Transfer is not consummated within ninety (90) days after receipt of the Proposed Transfer Notice by the Company, the Shareholders proposing the Proposed Transfer may not sell any Shares unless they first comply in full with each provision of this Section 4.  The exercise or election not to exercise any right by any Shareholder hereunder shall not adversely affect its right to participate in any other sales of Shares subject to this Section 4.2.

4.3                               Effect of Failure to Comply; Inapplicability to Acquisition Option.

(a)                                 Transfer Void; Equitable Relief.  Any Proposed Transfer not made in compliance with the requirements of this Agreement (including without limitation, the provisions of Section 4 and Section 9.2) shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.  Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate.  Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement).

(b)                                 Violation of Refusal Rights.  If any Shareholder becomes obligated to sell any Shares to the Company or any Shareholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company and/or such Shareholders may, at its option, in addition to all other remedies it may have, send to such Shareholder the purchase price for such Shares as is herein specified and transfer to the name of the Company or such Shareholder (or request that the Company effect such transfer in the name of or such Shareholder) on the Company’s books the certificate or certificates representing the Shares to be sold.

(c)                                  Inapplicability to Accuray Acquisition Option.  The provisions of Sections 4.1 and 4.2, including the rights and obligations of the parties thereunder, shall not be applicable to the exercise by Accuray of the Acquisition Option pursuant to this Agreement, the Merger Agreement (as defined below) or the Stock Sale Agreement (as defined below) and the transactions contemplated hereby, including without limitation, any acquisition, sale or transfer of capital stock or Convertible Securities to Accuray in a merger or stock purchase transaction upon exercise of the Acquisition Option.

5.                                      Accuray Acquisition Option and Distribution Option.

5.1                               Accuray Options.

(a)                                 Upon either (i) achievement by the Company of the Monterey Milestone, as confirmed by Accuray pursuant to Schedule E (the “Monterey Milestone Trigger Event”) or (ii) the occurrence of a Liquidation Event (as defined in Section 5.1(b) of this Agreement), the sale of a majority of the outstanding equity interest of the Company (a

“Stock Sale”), the approval by the Board or the shareholders of the Company of a Liquidation Event or a Stock Sale, or the approval by the Board or the shareholders of the Company of a bona fide term sheet or letter of intent relating to a Liquidation Event or a Stock Sale (a “Potential Sale Trigger Event”, and together with the Monterey Milestone Trigger Event, an “Option Trigger Event”), Accuray shall have the right, at its option and in its sole discretion, subject to Section 5.2 and 5.3 below, to (A) acquire all of the capital stock, Options and Convertible Securities of the Company (collectively, the “Company Equity”) pursuant to the provisions of Section 5.5 below (the “Stock Acquisition Option”); (B) acquire all of the Company Equity via a merger of a wholly-owned subsidiary of Accuray with and into the Company (the “Merger”) pursuant to the provisions of the Merger Agreement and Section 5.6 below (the “Merger Acquisition Option” and, together with the Stock Acquisition Option, the “Acquisition Option”) or (C) enter into a non-exclusive supply and distribution agreement for the Company’s DWA products, pursuant to the provisions of Section 5.8 below (the “Distribution Option”).

(b)                                 For purposes of this Agreement, a “Liquidation Event” shall mean any of the following:

(i)                                     a merger, consolidation or share exchange in which:

(A)                               the Company is a constituent party or

(B)                                a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger, consolidation or share exchange;

except any such merger, consolidation or share exchange involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger, consolidation or share exchange continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger, consolidation or share exchange at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger, consolidation or share exchange, the parent corporation of such surviving or resulting corporation; or

(ii)                                  the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company;

(iii)                               any voluntary or involuntary liquidation, dissolution or winding up of the Company

(iv)                              any other event or action that constitutes a liquidation event or deemed liquidation event under the Company’s articles of incorporation.

5.2                               Monterey Milestone Option Process.  The provisions of this Section 5.2 shall be applicable if the Option Trigger Event is the Monterey Milestone Trigger Event.

(a)                                 The Company shall provide written notice to Accuray at least sixty (60) days (but not more than seventy-five (75) days) prior to the Company’s good faith anticipated date of the Monterey Milestone Trigger Event.  If the Company provides Accuray such prior notice, Accuray will use its reasonable efforts to commence its initial due diligence of the Company and collect relevant information to help its board of directors make an informed decision as to whether to exercise the Acquisition Option or the Distribution Option during the Option Period (as defined below).  The Company shall afford Accuray and its representatives complete access (including for inspection and copying) at all reasonable times to the officers, directors, employees, agents, auditors, advisors, bankers and other representatives, properties, offices, plants and other facilities, and books and records of the Company, and shall furnish Accuray with such financial, operating and other data and information as Accuray may reasonably request.

(b)                                 Following provision of the notice by the Company to Accuray as set forth in Section 5.2(a), Accuray and the Company shall commence, and in good faith carry out, the process set forth in Section 5.4 below to determine the Company Fair Market Value (as defined in Section 5.4).  The Company and Accuray shall provide to each other copies of the appraisals prepared by the Designated Appraisers (as defined in Section 5.4) promptly following receipt of such appraisals.  The Company shall provide written notice to Accuray promptly upon the occurrence of the Monterey Milestone Trigger Event.

(c)                                  If Accuray elects to exercise its rights pursuant to Section 5.1, it shall exercise its rights by providing written notice to the Company during the Option Period and entering into the Stock Sale Agreement, Merger Agreement or Distribution Agreement (each as defined below) prior to the end of the Option Period.  The “Option Period” with respect to a Monterey Milestone Trigger Event shall begin on the date of the Option Trigger Event (the “Option Trigger Date”) and shall end at the close of business on the forty-fifth (45th) day following the later of (i) the Monterey Milestone Trigger Event and (ii) the delivery to Accuray by the Company of the final appraisal of Company Fair Market Value by the Company’s Designated Appraiser; provided, however, that the Option Period shall be extended beyond such 45th day (a) until the third business day following the Company obtaining Board approval or any required shareholder approval of the transactions contemplated by the Stock Sale Agreement, the Merger Agreement or the Distribution Agreement (as applicable), if such approvals have not been obtained prior to such 45th day, and (b) during such period of time that a breach of any terms of this Agreement by the Company or the Shareholders has delayed or prevented Accuray from entering into the Stock Sale Agreement, the Merger Agreement or the Distribution Agreement (as applicable).

5.3                               Potential Sale Option Process.  The provisions of this Section 5.3 shall be applicable if the Option Trigger Event is a Potential Sale Trigger Event.

(a)                                 The Company shall provide written notice to Accuray promptly upon the occurrence of Potential Sale Trigger Event.  Upon receipt of such notice, Accuray will use its reasonable efforts to commence its due diligence of the Company and collect relevant information to help its board of directors make an informed decision as to whether to exercise the Acquisition Option or the Distribution Option during the Option Period (as defined below).  The Company shall afford Accuray and its representatives complete access (including for inspection and copying) at all reasonable times to the officers, directors, employees, agents, auditors, advisors, bankers and other representatives, properties, offices, plants and other facilities, and books and records of the Company, and shall furnish Accuray with such financial, operating and other data and information as Accuray may reasonably request.

(b)                                 Following provision of the notice by the Company to Accuray as set forth in Section 5.3(a), Accuray and the Company shall commence, and in good faith carry out, the process set forth in Section 5.4 below to determine the Company Fair Market Value (as defined in Section 5.4).  The Company and Accuray shall provide to each other copies of the appraisals prepared by the Designated Appraisers (as defined in Section 5.4) promptly following receipt of such appraisals.

(c)                                  If Accuray elects to exercise its rights pursuant to Section 5.1, it shall exercise its rights by providing written notice to the Company during the Option Period (as defined below) and entering into the Stock Sale Agreement Merger Agreement or Distribution Agreement (each as defined below) prior to the end of the Option Period.  The “Option Period” with respect to a Potential Sale Trigger Event shall begin on the date of the Option Trigger Date and shall end at the close of business on the sixtieth (60th) day following the Option Trigger Event; provided, however, that the Option Period shall be extended beyond such 60th day (a) until the third business day following the Company obtaining Board approval or any required shareholder approval of the transactions contemplated by the Stock Sale Agreement, the Merger Agreement or the Distribution Agreement (as applicable), if such approvals have not been obtained prior to such 60th day, and (b) during such period of time that a breach of any terms of this Agreement by the Company or the Shareholders has delayed or prevented Accuray from entering into the Stock Sale Agreement, the Merger Agreement or the Distribution Agreement (as applicable).

5.4                               Company Fair Market Value.  For purposes of the Stock Sale Agreement pursuant to the Stock Acquisition Option and the Merger Agreement pursuant to the Merger Acquisition Option, the “Company Fair Market Value” shall be equal to the price at which a willing buyer would purchase one hundred percent of the outstanding Company Equity (on fully diluted basis, net of any applicable aggregate exercise prices) from a willing seller in an arms-length transaction, calculated as of the Option Trigger Date (the “Valuation Date”).  Accuray and the Company shall negotiate in good faith to mutually agree upon the Company Fair Market Value.  If Accuray and the Company cannot mutually agree upon the Company Fair Market Value within ten (10) business days of the Option Trigger Date (or such longer period as the Company and Accuray may mutually agree upon), then within five (5) business days of the end of such 10-business day period, each of Accuray and the Company shall select an unaffiliated, independent appraiser who has expertise and experience in the valuation of companies similar to the Company (the “Designated Appraisers”) and shall request each Designated Appraiser to separately determine the Company Fair Market Value as of the Valuation Date.  Accuray and the Company shall provide to the Designated Appraisers such information, including without limitation, financial and other business information, regarding the Company as may be reasonably requested by either of the Designated Appraisers.  The Company and Accuray shall use their commercially reasonable efforts to cause each Designated Appraiser to render a written decision regarding its determination of the Company Fair Market Value within fifteen (15) business days following the submission thereof.  If only one party designates a Designated Appraiser, then the Company Fair Market Value shall be as determined by such Designated Appraiser.  If the Company Fair Market Values determined by the two Designated Appraisers are within ten percent (10%) of each other, then the Company Fair Market Value shall be deemed to equal the average of such values.  If the values determined by the two Designated Appraisers are not within ten percent (10%), then the determination of the Company Fair Market Value shall be submitted to a third unaffiliated, independent appraiser who has expertise and experience in the valuation of companies similar to the Company (the “Jointly Selected Appraiser”), which appraiser shall be selected by mutual agreement of the Company and Accuray or by the Designated Appraisers within five (5) business days following the determination of Company Fair Market Value by both of the Designated Appraisers.  If neither the Company and Accuray nor the Designated Appraisers can agree upon the Jointly Selected Appraiser, then either party can request that the Jointly Selected Appraiser be selected by the American Arbitration Association.  Accuray and the Company may submit written information (including without limitation, any bona fide, arms-length term sheet or letter of intent with a third party relating to a proposed Liquidation Event or proposed Stock Sale) to the Jointly Selected Appraiser regarding their respective opinions of the Company Fair Market Value, and the Jointly Selected Appraiser may use the reports, data, and work papers of the Designated Appraisers.  The Company and Accuray shall use their commercially reasonable efforts to cause the Jointly Selected Appraiser to render a written decision regarding its determination of the Company Fair Market Value within fifteen (15) business days following the submission thereof.  The Company Fair Market Value as determined by the Jointly Selected Appraiser shall be between the two values of Company Fair Market Value as determined by the Designated Appraisers. The determination of the Company Fair Market Value pursuant to this Section 5.4 shall be final and binding upon the Company, Accuray and each of the other parties to this Agreement.  Accuray and the Company shall use their commercially reasonable efforts to work diligently, in good faith, and without undue delay to assist the Designated Appraisers and the Jointly Selected Appraiser in making their determinations pursuant to this Section 5.4 in an expeditious manner.  The fees and expenses of the Designated Appraisers shall be borne by the respective party that selected such Designated Appraiser, and the fees and expenses of the Jointly Selected Appraiser (and any fees of the American Arbitration Association in connection with its selection of the Jointly Selected Appraiser, if applicable) shall be split equally between the Company and Accuray.

5.5                               Stock Acquisition Option.  If Accuray elects the Stock Acquisition Option, the Company, the Shareholders and Accuray will work diligently and in good faith, and will cooperate with each other in good faith, towards consummation as promptly as practicable of the acquisition by Accuray of all of the Company Equity pursuant to the provisions of this Section 5.4 and a stock acquisition agreement (“Stock Sale Agreement”).  Accuray shall have the right, upon exercise of the Stock Acquisition Option, to acquire from each Shareholder all of such Shareholder’s Series A Preferred Stock, Series A Common Stock, Series B Common Stock and other Company Equity.  Upon exercise of the Stock Acquisition Option, Accuray shall provide to each Shareholder written notice (the “Stock Acquisition Notice”) of its election to exercise the Stock Acquisition Option.  Such Stock Acquisition Notice shall set forth the Company Fair Market Value as determined pursuant to Section 5.4 above, as well as the price per share for each series and class of Company Equity (including any Shares held by Accuray and its Affiliates), which shall be determined based upon the Company Fair Market Value and in accordance with the liquidation provisions of the Company’s articles of incorporation then in effect.  The Stock Acquisition Notice also shall set forth the closing date for the purchase by Accuray.  If Accuray desires to exercise the Stock Acquisition Option, it will use reasonable efforts to provide initial drafts of the applicable agreement(s) for the Company’s consideration (subject to the terms of this Section 5.5) early during the Option Period, as long as Accuray deems it practicable at the time.  With the delivery of the drafts, Accuray will also provide a proposed Option Period timeline for additional diligence (if any) and for the negotiation and execution of the Stock Sale Agreement.  Notwithstanding the foregoing, Accuray’s right (without any obligation) to exercise the Stock Acquisition Option shall continue until the end of the Option Period.  The Company and the Shareholders shall use reasonable efforts to provide all documents and other information, including without limitation, disclosure schedules, that are required to enter into the Stock Sale Agreement, and the Company shall provide Accuray reasonable access to the employees of the Company to discuss employment arrangements.  The closing of the purchase of the Company Equity by Accuray shall occur at the principal office of the Company on date designated by Accuray, which date shall be on or before twenty (20) business days following Accuray’s delivery of the Stock Acquisition Notice, subject to the requirements of applicable law.  Each Shareholder shall be obligated to sell to Accuray all of such Shareholder’s Company Equity in accordance with the provisions of this Section 5.5 and shall be obligated to deliver to Accuray at such closing the original stock certificates duly endorsed or with appropriate stock powers properly executed representing all shares of capital stock of the Company held by such Shareholder and originals of all other instruments representing any other Company Equity held by such Shareholder.  At such closing, Accuray shall deliver to each selling Shareholder, against delivery of such duly endorsed certificates and other instruments, cash in an amount equal to the corresponding purchase price for such Company Equity, as applicable, which amount shall be paid, at the discretion of Accuray, by check or by wire transfer of funds to an account designated in writing by the Shareholder.  The acquisition of the Company Equity pursuant to the Stock Acquisition Option will be pursuant to the Stock Sale Agreement among Accuray, the Company and each Shareholder, which shall contain customary terms (including without limitation, representations and warranties by the Company, escrow, indemnification, and other terms similar to the Merger Agreement, as applicable) and in which each Shareholder shall make all customary representations and warranties given by sellers of equity securities, including, without limitation, representations and warranties as to: (1) valid and binding execution of the purchase agreement; (2) enforceability of its obligations under the purchase agreement; (3) authority, capacity and power to execute and deliver the purchase agreement and the agreements contemplated thereby; (4) good and marketable title to the Company Equity held by the selling Shareholder, free and clear of liens

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

and encumbrances; (5) proper approval of such proposed sale; and (6) no violation of any other agreement to which the selling Shareholder is a party.  The Company will cooperate with Accuray and use its reasonable efforts to ensure that all Company Equity will be transferred to Accuray and that no Company Equity will be held by any Shareholder or other third party upon consummation of the transactions under the Stock Sale Agreement.  Notwithstanding the foregoing, Accuray’s right (without any obligation) to exercise the Stock Acquisition Option shall continue until the end of the Option Period, and, at any time prior to executing the Stock Sale Agreement, Accuray may decline to exercise the Stock Acquisition Option and determine not to enter into the Stock Sale Agreement, in which event Accuray shall have no liability or obligation to the Company or the Shareholders relating to the Stock Acquisition Option and the acquisition of the Company Equity pursuant to this Section 5.5.

5.6                               Merger Acquisition Option.  If Accuray elects the Merger Acquisition Option, the Company and Accuray will work diligently and in good faith, and will cooperate with each other in good faith, towards consummation of the Merger as promptly as practicable subject to and pursuant to the terms of the Merger Agreement and the provisions of this Section 5.6.  If Accuray elects the Merger Acquisition Option, (i) the Company and the Shareholders shall use reasonable efforts to provide all documents and other information, including without limitation, disclosure schedules, that are required to enter into the Merger Agreement, (ii) the Company shall provide Accuray reasonable access to the employees of the Company to discuss employment arrangements, and (iii) the Board shall promptly take all action as may be necessary to approve, adopt and enter into the Merger Agreement, to execute and deliver to Accuray the Merger Agreement, and to submit the Merger Agreement to the shareholders of the Company for approval.  Notwithstanding the foregoing, Accuray’s right (without any obligation) to exercise the Merger Acquisition Option shall continue until the end of the Option Period, and, at any time prior to executing the Merger Agreement, Accuray may decline to exercise the Merger Acquisition Option and determine not to enter into the Merger Agreement, in which event Accuray shall have no liability or obligation to the Company or the Shareholders relating to the Merger Acquisition Option and the Merger.

5.7                               Purchase Price Provisions and Other Matters.

(a)                                 Minimum Purchase Price Upon Monterey Milestone.  If the applicable Option Trigger Event is the achievement by the Company of the Monterey Milestone and if Accuray elects an Acquisition Option, then the Company Fair Market Value for purposes of the Stock Sale Agreement or the Merger Agreement (as applicable) shall be no less than an amount equal to {*********}, including the amounts of any bridge loans and other loans (principal and interest) converted into, exchanged for or otherwise cancelled or used as consideration for the purchase of, Series A Preferred Stock and Series A-1 Preferred Stock pursuant to the Purchase Agreement.

(b)                                 Accuray Stock as Consideration.  The Company and Shareholders acknowledge that Accuray may desire to use its capital stock as consideration for all or a

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

portion of the purchase price under the Stock Sale Agreement or the Merger Agreement.  If, upon the occurrence of an Option Trigger Event, Accuray requests that the Company and Shareholders consider the use of Accuray capital stock as consideration for all or a portion of the purchase price, the Company and Shareholders will consider such request in good faith, provided that the use of Accuray capital stock as consideration shall be subject to the approval of both the Company and Accuray.

(c)                                  Pre-Closing Financing.  If Accuray elects the Acquisition Option, then Accuray, upon the request of the Company, will consider in good faith providing interim operating financing for the Company with respect to the period between the signing and closing of the Stock Sale Agreement or the Merger Agreement, as applicable, on terms and conditions that are mutually acceptable to the Company and Accuray.

5.8                               Distribution Option.

(a)                                 Supply and Distribution.  Upon exercise of the Distribution Option during the Option Period, Accuray and the Company shall work diligently, in good faith, and without undue delay to enter into expeditiously a binding, non-exclusive supply and distribution agreement (the “Distribution Agreement”) for the Company’s DWA products prior to the end of the Option Period.  Accuray will use reasonable efforts to provide initial drafts of the Distribution Agreement for the Company’s consideration early during the Option Period, as long as Accuray in its discretion deems it practicable at the time.  With the delivery of the drafts, Accuray will also provide a proposed Option Period timeline for additional diligence (if any), negotiations, and execution of the Distribution Agreement. The Distribution Agreement will provide that {**********}.

(b)                                 Term.  The term of the Distribution Agreement shall be {*****} years from the effective date of the Distribution Agreement.

(c)                                  Initial Price of DWAs.  For the initial three (3) year period following the shipment of the first commercial DWA product (the “Initial Pricing Term”), the price per DWA shall be determined by the Company and Accuray through good faith negotiations and shall be consistent with transfer prices for similar products among similarly situated parties; provided that, at any time when the Company is selling DWAs in the medical field to other distributors, Accuray shall have “most-favored-nation” pricing (that is, the price to be paid by Accuray shall, in any event, be no greater than the lowest price at which the Company has sold any DWA in the medical field).  Notwithstanding the foregoing, the pricing of the first five (5) DWA products sold by the Company shall not be used for determining “most-favored-nation” pricing.

(d)                                 Renegotiation of Purchase Price.  Effective as of the end of the Initial Pricing Term, and every three (3) years thereafter, Accuray and the Company shall mutually negotiate in good faith regarding pricing and other terms that are fair to both parties and that are consistent with market terms for the next three (3) year period.  The MFN Pricing outlined above will be included in any renegotiated pricing terms.

(e)                                  Warranty.  The Company would provide a one year warranty, commensurate with industry standards, with respect to any DWA products it sells to Accuray or to customers through Accuray.

(f)                                   Service.  Subject to the Company’s warranty obligations, Accuray shall be responsible for any service obligations on the DWAs for systems it sells.

(g)                                  Specified Provisions.  ISO Certification and Additional Processes.  The Distribution Agreement shall provide that the Company will establish ISO 9001 certification and the following processes: (i) Change Control Process; (ii) Training Process; (iii) Non-Conforming Process; and (iv) Corrective and Preventive Actions (CAPA) Process.

(h)                                 Other Customary Terms.  Except as otherwise agreed by Accuray and the Company, the Distribution Agreement shall contain such other terms as are customary for similar agreements and similar companies in the industry.

5.9                               Restrictions Regarding Distribution Agreements, Etc.  The Company will not enter into a distribution agreement or similar agreement with a third party involving the sale of DWA products in the medical field, unless (1) such distribution or similar agreement may be (i) terminated by Accuray or the Company without premium, penalty, or other obligation upon the exercise by Accuray of the Acquisition Option and (ii) made non-exclusive (if applicable) by Accuray or the Company without premium, penalty, or other obligation upon exercise of the Distribution Option, (2) the Option Period has ended and Accuray has not exercised the Acquisition Option or the Distribution Option, or (3) Accuray, in its sole discretion, has agreed in writing to the terms of such distribution or similar agreement.

5.10                        Voting in Favor of the Acquisition Option or Distribution Option.  At any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company or pursuant to any written consent of the shareholders of the Company, each Shareholder agrees to be present, in person or represented by proxy, or otherwise cause such Shareholder’s Shares to be counted for purposes of determining the presence of a quorum at such meeting, and to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, as follows:

(a)                                 in favor of the adoption of the Stock Acquisition Agreement, the Merger, the Merger Agreement or the Distribution Agreement, as applicable;

(b)                                 in favor of the adoption of any other agreement to be entered into in connection with the Stock Sale Agreement, the Merger Agreement or the Distribution Agreement and in favor of any proposal (including without limitation, any amendment to the Company’s certificate of incorporation) that could reasonably be expected to facilitate the consummation of the Stock Sale Agreement, the Merger, the Merger Agreement or the Distribution Agreement, as applicable;

(c)                                  in favor of any proposal to adjourn the meeting of the shareholders of the Company to a later date if there are not sufficient votes for adoption of the Stock Sale Agreement, the Merger, the Merger Agreement or the Distribution Agreement, as applicable, or the document and other proposals referred to in clause (b) above on the date on which the Company shareholder meeting is held; and

(d)                                 against any proposal that could reasonably be expected to, directly or indirectly, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Stock Sale Agreement, the Merger, the Merger Agreement or the Distribution Agreement, as applicable, including without limitation, any competing acquisition proposal.

5.11                        Right of Accuray to Appoint Directors.  If at any time after Accuray exercises the Acquisition Option pursuant to Section 5.1, the Company does not fulfill its obligations under this Agreement, the Stock Sale Agreement (if Accuray elects the Stock Acquisition Option) or the Merger Agreement (if Accuray elects the Merger Acquisition Option) or the Company does not use its best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable to consummate the Stock Sale (if Accuray elects the Stock Acquisition Option) or the Merger (if Accuray elects the Merger Acquisition Option), then Accuray may provide written notice of such failure to the Company and the Shareholders.  If the Company does not cure such failure to fulfill its obligations or to so use its best efforts within a period of ten (10) business days from the date of the date of such notice, then the Company and the Shareholders agree that as of the end of such 10-business day period and thereafter, Accuray shall have the right to designate for election to the Board a number of new Board members who would represent a majority of the Board seats.  In connection with this Section 5.11 and notwithstanding the provisions of Section 1 of this Agreement, the Company and the Shareholders shall take any and all actions required of them (including without limitation, voting or causing to be voted, all Shares held by the Shareholders) to provide for the increase in the size of the Board and/or the removal of directors from the Board and the election of the new Board members and effectuation of the rights of the new Board members under this Section 5.11.  If there is a conflict between the provisions of this Section 5.11 and the provisions of Section 1, the provisions of this Section 5.11 shall prevail.

5.12                        Irrevocable Proxy to Accuray.  Each party to this Agreement hereby constitutes and appoints Accuray with full power of substitution, as the proxy of the party with respect to the matters set forth in this Section 5, including without limitation, Sections 5.10 and 5.11, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Section 5 and this Agreement, all of such party’s Shares in accordance with the provisions of this Section 5.  The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions and other matters contemplated by this Section 5 and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 8 hereof or all of the provisions of this Section 5 are no longer in effect.  Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 8 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein; provided, however, it is agreed and acknowledged that, pursuant to Section 6.2 each party to this Agreement is granting an irrevocable proxy to certain officers of the Company with respect to the matters set forth in this Agreement other than Section 5 and that the irrevocable proxy granted pursuant to this Section 5.12 shall only cover the matters set forth in Section 5; and, provided, further, that if there is a conflict between the irrevocable proxy granted pursuant to this Section 5.12 and pursuant to Section 6.2, the irrevocable proxy granted pursuant to this Section 5.12 shall prevail.

5.13                        Waiver of Dissenters’ Rights.  To the fullest extent permitted by law, each Shareholder hereby irrevocably and forever waives, and agrees in the future to waive, any and all dissenters’ rights and appraisal rights that such Shareholder may otherwise be entitled to in connection with this Agreement, the Merger, the Merger Agreement or the Acquisition Option, including without limitation, any dissenters’ rights under Section 180.1301 et seq. of the Wisconsin Business Corporation Law (“WBCL”).  Without limiting the foregoing, each Shareholder agrees not to submit to the Company any notice of intent to demand payment pursuant to Section 180.1321 of the WBCL or any demand for payment under Section 180.1323 or Section 180.1328 of the WBCL in connection with this Agreement, the Merger, the Merger Agreement or the Acquisition Option.

5.14                        No Obligation to Exercise Option.  In no event shall Accuray be obligated to elect the Acquisition Option or the Distribution Option.  If Accuray does elect to exercise the Acquisition Option or the Distribution Option, it may determine, in its sole discretion, at any time prior to entering into the Stock Sale Agreement, the Merger Agreement or the Distribution Agreement, to not consummate such Acquisition Option or Distribution Option.  In such event, Accuray shall not have any liability to the Company or any Shareholder or other holder of Company Equity, and, provided that neither the Company nor the Shareholders have breached any provision of this Agreement, Accuray shall have no further right to exercise an Acquisition Option or Distribution Option under this Agreement.

6.                                      Remedies.

6.1                               Covenants of the Company.  The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement.  Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

6.2                               Irrevocable Proxy.  Each party to this Agreement hereby constitutes and appoints the President and Treasurer of the Company, and each of them, with full power of substitution, as the proxies of the party with respect to the matters set forth herein (other than the matters set forth in Section 5), including without limitation, election of persons as members of the Board in accordance with Section 1 hereof and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement.  The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement (other than Section 5) and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 8 hereof.  Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 8 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein; provided, however, it is agreed and acknowledged that, pursuant to Section 5.12 each party to this Agreement is granting an irrevocable proxy to Accuray with respect to the matters set forth in Section 5 and that the irrevocable proxy granted pursuant to this Section 6.2 shall not cover the matters set forth in Section 5; and, provided, further, that if there is a conflict between the irrevocable proxy granted pursuant to Section 5.12 and pursuant to this Section 6.2, the irrevocable proxy granted pursuant to Section 5.12 shall prevail.

6.3                               Specific Enforcement.  Each party hereto acknowledges and agrees that every party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of Accuray, the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

6.4                               Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.                                      “Market Stand-Off” Agreement.  Each Shareholder hereby agrees that, if requested by the managing underwriter, it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of Shares or any other equity securities of the Company under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed (x) one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto, or (y) ninety (90) days in the case of any registration other than the IPO, or such other period as may be requested or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (i) lend; offer; pledge; sell;

contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such Shares or any such securities are then owned by the Holder or are thereafter acquired); or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 7 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Shareholders only if all officers and directors are subject to the same restrictions.  The underwriters in connection with such registration are intended third-party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 7 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Shareholders subject to such agreements, based on the number of shares subject to such agreements, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to up to 1,000,000 shares of the Common Stock.

8.                                      Term.  This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the IPO (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); and (b) termination of this Agreement in accordance with Section 9.8 below.

9.                                      Miscellaneous.

9.1                               Additional Parties.  In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person, then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing a Joinder Agreement in the form attached hereto as Exhibit B, agreeing to be bound by and subject to the terms of this Agreement as a Shareholder and thereafter such Person shall be deemed a Shareholder for all purposes under this Agreement.

9.2                               Transfers.  Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to any transfer of any Shares or Convertible Securities the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering a Joinder Agreement substantially in the form attached hereto as Exhibit B.  Upon the execution and delivery of a Joinder Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Shareholder.  In addition to all other restrictions on the transfer of Shares set forth in this

Agreement, the Company shall not permit the transfer of Shares or Convertible Securities subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 9.2.  Each certificate representing the Shares subject to this Agreement shall be endorsed by the Company with the legend set forth in Section 9.12.

9.3                               Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Without limiting the foregoing or any other provision of this Agreement, any rights and obligations of TomoTherapy under this Agreement and any Shares held by TomoTherapy may be assigned and transferred to Accuray upon notice to the parties to this Agreement.

9.4                               Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to conflict of law principles that would result in the application of any law other than the law of the State of Wisconsin and without regard to any rules of construction concerning the draftsman hereof.

9.5                               Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.6                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.7                               Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A, Schedule B, Schedule C or Schedule D hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 9.7.

9.8                               Consent Required to Amend, Terminate or Waive.  This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (i) Accuray, (ii) the Company, (iii) holders of a majority of the outstanding shares of Series A Common Stock (other than TomoTherapy), (iv) holders of a majority of the outstanding shares of Series B Common Stock, and (v) holders of a majority of the outstanding shares of Series A Preferred Stock; provided that any amendment, termination, or waiver applicable to

Series A Preferred Holders, Series A Holders, Series B Holders, Major Investors, or Shareholders, must apply to all such Series A Preferred Holders, Series A Holders, Series B Holders, Major Investors, or Shareholders, respectively as the case may be, in substantially the same fashion.  Notwithstanding the foregoing:

(a)                                 Schedules A, B, C and D hereto may be amended by the Company from time to time to add information regarding additional Shareholders without the consent of the other parties hereto; and

(b)                                 any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party directly affected thereby that did not consent in writing thereto.  Any amendment, termination or waiver effected in accordance with this Section 9.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assign entered into or approved such amendment, termination or waiver.

9.9                               Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.10                        Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.11                        Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties, including the Prior Agreement, is expressly superseded.

9.12                        Legend on Share Certificates.  Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDER AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL

BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT SHAREHOLDER AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 9.12, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office.  The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 9.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

9.13                        Stock Splits, Stock Dividends, Etc.  In the event of any issuance of Shares hereafter to any of the Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 9.12.

9.14                        Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

9.15                        Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

9.16                        Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of Dane County in the State of Wisconsin for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of Dane County in the State of Wisconsin, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

9.17                        Costs of Enforcement.  If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

9.18                        Aggregation of Stock.  All Shares held or acquired by a Shareholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement (including without limitation, in determining whether a Shareholder is a Major Investor), and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

9.19                        Spousal Consent.  If any individual Shareholder is married on the date of this Agreement, such Shareholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit C hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties.  If any individual Shareholder should marry or remarry subsequent to the date of this Agreement, such Shareholder shall within thirty (30) days thereafter obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

9.20                        Public Announcement.  No party to this Agreement will issue any press release with respect to the terms of, or the transactions contemplated by, this Agreement, the Merger Agreement or any other Transaction Agreement, or otherwise issue any verbal or written public statements with respect to such terms or transactions without the prior consultation with, and the approval of, the Company and Accuray, except as may be required by applicable law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Shareholder Agreement as of the date first written above.

COMPANY: COMPACT PARTICLE ACCELERATION CORPORATION

By:
James Schultz, Interim CEO

[Signature Page to CPAC Shareholder Agreement]

SHAREHOLDERS:

ACCURAY INCORPORATED

By:
Name:
Its:

DANEVEST TECH FUND I, LP

BY:
NAME:
ITS:

DANEVEST TECH SIDE FUND I, LP

BY:
NAME:
ITS:

THE ENDEAVORS GROUP, LLC

BY:
NAME:
ITS:

LIBBY ONE LLC

BY:
NAME:
ITS:

[Signature Page to CPAC Shareholder Agreement]

TOMOPRO INVESTMENT, LLC

BY:
NAME:
ITS:

TOMOTHERAPY INCORPORATED

BY:
NAME:
ITS:

CONTINUUM INVESTMENT LIMITED PARTNERSHIP

BY:
NAME:
ITS:

AERO INVESTMENTS, LLC

BY:
NAME:
ITS:

WADE FETZER III

JEFFREY B. RUSINOW REVOCABLE LIVING TRUST U/A DATED 2/15/05

BY:
NAME:
ITS:

Signature Page to CPAC Shareholder Agreement]

RAY SIDNEY

DAVID WALSH

GOSHEN HEALTH SYSTEM, INC.

BY:
NAME:
ITS:

OPEN PRAIRIE VENTURES II, L.P.

BY:
NAME:
ITS:

GORDON GRADO

MARY GRADO

DEVPRON BV

By:
Name:
Its:

OPEN PRAIRIE CPAC JOINT VENTURE

By:
Name:
Its:

[Signature Page to CPAC Shareholder Agreement]

UNIVERSITY OF WISCONSIN HOSPITALS AND CLINICS AUTHORITY

By:
Name:
Its:

LAWRENCE LIVERMORE

By:
Name:
Its:

GREY GHOST, LLC

By:
Name:
Its:

ROCK MACKIE

[Signature Page to CPAC Shareholder Agreement]

SCHEDULE A

SERIES A HOLDERS

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Name and Address	Number of Shares

TomoTherapy Incorporated c/o Accuray Incorporated Attn: General Counsel 1310 Chesapeake Terrace Sunnyvale, CA 94089	{****}

Mary and Gordon Grado	{****}
{****}

DEVPRON BV	{****}
{****}

The Endeavors Group, LLC	{****}
{****}

University of Wisconsin Hospital and Clinics	{****}
{****}

Lawrence Livermore	{****}
{****}

SCHEDULE B

SERIES B HOLDERS

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Name and Address	Number of Shares

DaneVest Tech Fund I, LP	{****}
{****}

DaneVest Tech Side Fund I, LLC	{****}
{****}

Libby One LLC	{****}
{****}

TomoPro Investment, LLC	{****}
{****}

Goshen Health System, Inc.	{****}
{****}

Continuum Investment Partners, LP	{****}
{****}

Wade Fetzer III	{****}
{****}

David Walsh	{****}
{****}

Jeffrey B. Rusinow Revocable Living Trust	{****}
{****}

AERO Investments, LLC	{****}
{****}

Ray Sidney	{****}
{****}

Open Prairie Ventures II, L.P.	{****}
{****}

Open Prairie CPAC Joint Venture	{****}
{****}

SCHEDULE C

SERIES A PREFERRED HOLDERS

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Name and Address	Number of Shares

Open Prairie Ventures II, L.P.	{****}
{****}

Open Prairie CPAC Joint Venture	{****}
{****}

DaneVest Tech Side Fund I, LLC	{****}
{****}

The Endeavors Group, LLC	{****}
{****}

Mary and Gordon Grado	{****}
{****}

Accuray Incorporated	{****}
Attn: General Counsel
1310 Chesapeake Terrace
Sunnyvale, CA 94089

Rock Mackie	{****}
{****}

Grey Ghost, LLC	{****}
{****}

TomoPro Investment, LLC	{****}
{****}

AERO Investments, LLC	{****}
{****}

David Walsh	{****}
{****}

SCHEDULE D

SERIES A-1 PREFERRED HOLDERS

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Name and Address	Number of Shares

Open Prairie Ventures II, L.P.	{****}
{****}

Open Prairie CPAC Joint Venture	{****}
{****}

DaneVest Tech Side Fund I, LLC	{****}
{****}

DaneVest Tech Fund I, LP	{****}
{****}

The Endeavors Group, LLC	{****}
{****}

TomoTherapy Incorporated	{****}
c/o Accuray Incorporated
Attn: General Counsel
1310 Chesapeake Terrace
Sunnyvale, CA 94089

TomoPro Investment, LLC	{****}
{****}

Wade Fetzer III	{****}
{****}

Jeffrey B. Rusinow Revocable Living Trust	{****}
{****}

SCHEDULE E

MONTEREY MILESTONE

EXHIBIT A

DEFINITIONS

“Affiliate” means, with regard to any Person, another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Exchange Act” means the Exchange Act of 1934, as amended.

“Exempted Securities” means all of the following:

(a)           shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Common Stock;

(b)           shares of Series A Preferred Stock and Warrants issued pursuant to the Purchase Agreement;

(c)           shares of Series B Common Stock issued pursuant to the Series B Common Stock Purchase Agreement;

(d)           shares of Series A Preferred Stock and Series A-1 Preferred Stock issued pursuant to the conversion of bridge loans to the Company pursuant to the Purchase Agreement;

(e)           shares of Series B Common Stock issued pursuant to the conversion of shares of Series A Preferred Stock or the exercise of the Warrants issued pursuant to the Purchase Agreement;

(f)            shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock, including any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property;

(g)           shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

(h)           shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(i)            shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

(j)            shares of Common Stock, Options or Convertible Securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board;

(k)           shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or joint venture agreement, provided, that such issuances of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board; and

(l)            shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board.

“Exercise Notice” means, with respect to the Company or any Shareholder, a written notice from such party notifying the selling Shareholder that such party intends to exercise its Right of First Refusal (in the case of the Company) or Secondary Refusal Right (in the case of a Shareholder) as to some or all of the Shares with respect to any Proposed Transfer.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“GAAP” means generally accepted accounting principles in the United States.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Major Investor” means any Shareholder that (i) holds outstanding shares of Series A Common Stock, Series B Common Stock or Series A Preferred Stock that have a collective original purchase price of at least Three Million Dollars ($3,000,000), (ii) is not in breach of this Agreement, the Investor Rights Agreement or the Purchase Agreement, and (iii) the Board has

determined is not a competitor or an Affiliate of a competitor of the Company, Accuray or TomoTherapy.

“Merger Agreement” means an Agreement and Plan of Merger, to be entered into among the Company, Accuray, a wholly owned subsidiary of Accuray, and certain other parties, substantially in the form attached hereto as Exhibit D.

“Monterey Milestone” means the milestones and other events set forth on Schedule E.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Non-exercise Notice” means a written notice from the Company notifying the recipient that the sender does not intend to exercise its Right of First Refusal as to all Shares subject to a Proposed Transfer.

“Option” means rights, options or warrants (including without limitation, the Warrants) to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

“Proposed Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Shares (or any interest therein) that is proposed by any Shareholder, whether voluntary, involuntary or by operation of law, other than (a) a transfer of Shares between Shareholders where the transferee is not, at the time of such transfer and in the determination of the Board, a competitor of the Company or an Affiliate thereof; (b) a transfer of Shares that is approved by the Board; (c) a transfer of Shares to an Affiliate of a Shareholder or to such Shareholder’s spouse, children (natural or adopted), grandchildren or a trust, partnership or limited liability company exclusively for the benefit of (or exclusively owned by) the Shareholder or any combination of the Persons identified above; and (d) a transfer of Shares to Accuray, TomoTherapy or an Affiliate of either Accuray or TomoTherapy.

“Proposed Transfer Notice” means written notice from a Shareholder setting forth the terms and conditions of a Proposed Transfer.

“Prospective Transferee” means any person to whom a Shareholder proposes to make a Proposed Transfer.

“Right of Refusal Right” means the right, but not an obligation, of the Company to purchase some or all of the Shares subject to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

“Secondary Refusal Right” means the right, but not an obligation, of each Shareholder to purchase up to its pro rata portion (based upon the total number of shares of Shares then held by all Shareholders) of any Shares subject to a Proposed Transfer that are not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Common Stock Purchase Agreement” means that certain Series B Common Stock Purchase Agreement dated as of the date hereof between the Company and Accuray.

“Shares” shall mean and include any shares of the Common Stock and Series A Preferred Stock, including without limitation, all shares of Common Stock and Series A Preferred Stock, by whatever name called, now owned or subsequently acquired by a Shareholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

“Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, dated as of even date herewith, by and among the Company and certain shareholders of the Company named therein, the Purchase Agreement, the Series B Common Stock Purchase Agreement and the Merger Agreement.

“Warrants” means the warrants issued pursuant to the Purchase Agreement.

EXHIBIT B

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is executed on                 , 20   , by the undersigned (the “Holder”) pursuant to the terms of that certain Shareholder Agreement dated as of                     , 2012 (the “Agreement”), by and among the Company and certain of its Shareholders, as such Agreement may be amended or amended and restated hereafter.  Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Joinder Agreement, the Holder agrees as follows.

1.1          Acknowledgement.  Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants or other rights to purchase such Stock (the “Options”), for one of the following reasons (Check the correct box):

☐                                    as a transferee of Shares from a party in such party’s capacity as an “Shareholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Shareholder” for all purposes of the Agreement.

☐                                    as a new Shareholder in accordance with Section 9.1 of the Agreement, in which case.

1.2          Agreement.  Holder hereby (a) agrees that the Stock and the Options, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3          Notice.  Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	COMPACT PARTICLE ACCELERATION
Name and Title of Signatory	CORPORATION

Address:	By:

Title:

Facsimile Number:

B-1

EXHIBIT C

CONSENT OF SPOUSE

I, [                                 ], spouse of [                               ], acknowledge that I have read the Shareholder Agreement, dated as of                                2012, to which this Consent is attached (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
Signature

Name of Shareholder’s Spouse

C-1

EXHIBIT D

FORM OF MERGER AGREEMENT

See Attached.